UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2009

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2009, we amended the partnership agreement of our subsidiary, Enbridge Energy, Limited Partnership (“EELP”), to create a new series of units, which are referred to as the Series AC units, representing ownership interests in the Alberta Clipper pipeline project. Enbridge Energy Company, Inc., our general partner, will own two-thirds of the new Series AC units and will be entitled to two-thirds of the earnings and cash flows that EELP generates from the project. We and our affiliates will own one-third of the new Series AC units and will be entitled to one-third of the project’s earnings and cash flows. The foregoing discussion is qualified in its entirety by reference to the Third Amended And Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, together with the exhibits thereto, which is attached to this report as Exhibit 10.1.

In connection with our creation of the Series AC units on July 31, 2009, we also entered into the A1 Credit Agreement with our general partner to facilitate the funding of its two-third portion of the debt financing for the construction of the Alberta Clipper pipeline project. We may borrow up to $400 million under the terms of the A1 Credit Agreement, which we in turn will lend to EELP for its use in constructing the Alberta Clipper pipeline project. Amounts we borrow under the A1 Credit agreement bear interest at variable rates that are equal to British Bankers’ Association LIBOR Rate or the lesser of: (a) the Federal Funds rate plus ½ of 1 percent and (b) the prime rate announced from time to time by Bank of America, N.A. Interest is payable at the end of the borrowing period for LIBOR-based loans and quarterly in arrears on the last business day of March, June, September and December for loans based on the Federal Funds rate or the prime rate. The maturity date for the A1 Credit Facility is the earlier of July 1, 2011 and the date that is 180 days after the Alberta Clipper assets are placed into service. The foregoing discussion is qualified in its entirety by reference to the A1 Credit Agreement among Enbridge Energy Partners, L.P., as Borrower, and Enbridge Energy Company, Inc., as Lender, together with the exhibits thereto which is attached to this report as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc.,
its General Partner

Date: August 5, 2009	By:	/s/ E. CHRIS KAITSON
E. Chris Kaitson
Vice President-Law and Deputy General Counsel
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Partnership Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, dated July 31, 2009, by and among Enbridge Pipelines (Lakehead) L.L.C., Enbridge Pipelines (Wisconsin) Inc., Enbridge Energy Company, Inc., Enbridge Pipelines (Alberta Clipper) L.L.C. and Enbridge Energy Partners, L.P.

10.2	A1 Credit Agreement dated July 31, 2009, by and among Enbridge Energy Partners, L.P. and Enbridge Energy Company, Inc.